Tenable Announces First Quarter 2024 Financial Results
•Revenue of $216.0 million, up 14% year-over-year.
•Calculated current billings of $197.8 million, up 12% year-over-year.
•GAAP operating margin of (4)%; Non-GAAP operating margin of 17%.
•Net cash provided by operating activities of $50.3 million; Unlevered free cash flow of $54.7 million.
COLUMBIA, Maryland, May 1, 2024 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the Exposure Management company, today announced financial results for the quarter ended March 31, 2024.
"We delivered strong results for the first quarter, highlighted by 14% revenue growth and 17% operating margin driven by traction in our unified platform," said Amit Yoran, Chairman and CEO of Tenable. "Our exposure management solutions, including Tenable One and Cloud Native Application Protection Platform, are resonating with our customers as they look to get a unified picture of risk within their interconnected environment."
First Quarter 2024 Financial Highlights
•Revenue was $216.0 million, a 14% increase year-over-year.
•Calculated current billings was $197.8 million, a 12% increase year-over-year.
•GAAP loss from operations was $8.9 million, compared to $19.2 million in the first quarter of 2023.
•Non-GAAP income from operations was $37.0 million, compared to $18.1 million in the first quarter of 2023.
•GAAP net loss was $14.4 million, compared to $25.1 million in the first quarter of 2023.
•GAAP net loss per share was $0.12, compared to $0.22 in the first quarter of 2023.
•Non-GAAP net income was $30.4 million, compared to $13.1 million in the first quarter of 2023.
•Non-GAAP diluted earnings per share was $0.25, compared to $0.11 in the first quarter of 2023.
•Cash and cash equivalents and short-term investments were $510.8 million at March 31, 2024, compared to $474.0 million at December 31, 2023.
•Net cash provided by operating activities was $50.3 million, compared to $38.7 million in the first quarter of 2023.
•Unlevered free cash flow was $54.7 million, compared to $44.2 million in the first quarter of 2023.
•Repurchased 0.5 million shares of our common stock for $25.0 million.
Recent Business Highlights
•Added 410 new enterprise platform customers.
•Net new six-figure customers decreased by 4. This metric is calculated on an LTM basis and was impacted by a higher-than-usual number of customers who dropped below the six-figure threshold in Q1 2023.
•Launched Tenable One for OT/IoT Security, making Tenable One the first and only exposure management platform to provide holistic visibility into assets across IT and operational technology (OT) environments.
•Expanded generative AI capabilities within Tenable One, enabling customers to quickly summarize relevant attack paths, ask questions of an AI assistant and receive specific mitigation guidance.
•Moody's upgraded our corporate family credit rating to Ba3 from B1; S&P upgraded our credit rating to BB- from B+.
•Ranked first in device vulnerability management market share for fifth consecutive year by IDC.
•Awarded a coveted five star rating for the Tenable Assure Partner Program by CRN.
Financial Outlook
For the second quarter of 2024, we currently expect:
•Revenue in the range of $217.0 million to $219.0 million.
•Non-GAAP income from operations in the range of $34.0 million to $36.0 million.
•Non-GAAP net income in the range of $28.0 million to $30.0 million, assuming interest expense of $8.2 million, interest income of $5.9 million and a provision for income taxes of $3.1 million.

•Non-GAAP diluted earnings per share in the range of $0.22 to $0.24.
•124.5 million diluted weighted average shares outstanding.
For the year ending December 31, 2024, we currently expect:
•Calculated current billings in the range of $986.0 million to $994.0 million.
•Revenue in the range of $900.0 million to $908.0 million.
•Non-GAAP income from operations in the range of $158.0 million to $163.0 million.
•Non-GAAP net income in the range of $135.0 million to $140.0 million, assuming interest expense of $32.8 million, interest income of $24.2 million and a provision for income taxes of $12.3 million.
•Non-GAAP diluted earnings per share in the range of $1.08 to $1.12.
•125.0 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $220.0 million to $230.0 million.
Conference Call Information
Tenable will host a conference call on May 1, 2024 at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Exposure Management company. Approximately 44,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 65 percent of the Fortune 500, approximately 50 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2023 as well as other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Revenue	$215,961	$188,839
Cost of revenue(1)	48,932	45,506
Gross profit	167,029	143,333
Operating expenses:
Sales and marketing(1)	99,825	97,191
Research and development(1)	43,727	38,183
General and administrative(1)	31,018	27,115
Restructuring	1,389	—
Total operating expenses	175,959	162,489
Loss from operations	(8,930)	(19,156)
Interest income	5,624	5,095
Interest expense	(8,112)	(7,339)
Other expense, net	(1,310)	(547)
Loss before income taxes	(12,728)	(21,947)
Provision for income taxes	1,658	3,150
Net loss	$(14,386)	$(25,097)

Net loss per share, basic and diluted	$(0.12)	$(0.22)
Weighted-average shares used to compute net loss per share, basic and diluted	117,542	113,791
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$2,982	$2,625
Sales and marketing	15,300	14,394
Research and development	11,161	8,865
General and administrative	10,276	8,233
Total stock-based compensation	$39,719	$34,117

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$259,977	$237,132
Short-term investments	250,794	236,840
Accounts receivable (net of allowance for doubtful accounts of $288 and $470 at March 31, 2024 and December 31, 2023, respectively)	156,804	220,060
Deferred commissions	49,168	49,559
Prepaid expenses and other current assets	66,013	61,882
Total current assets	782,756	805,473
Property and equipment, net	45,581	45,436
Deferred commissions (net of current portion)	68,447	72,394
Operating lease right-of-use assets	33,694	34,835
Acquired intangible assets, net	102,349	107,017
Goodwill	518,539	518,539
Other assets	15,656	23,177
Total assets	$1,567,022	$1,606,871

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$17,667	$16,941
Accrued compensation	43,547	66,492
Deferred revenue	562,575	580,779
Operating lease liabilities	5,985	5,971
Other current liabilities	5,069	5,655
Total current liabilities	634,843	675,838
Deferred revenue (net of current portion)	160,133	169,718
Term loan, net of issuance costs (net of current portion)	358,622	359,281
Operating lease liabilities (net of current portion)	46,317	48,058
Other liabilities	8,159	7,632
Total liabilities	1,208,074	1,260,527

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 119,625 and 117,504 shares issued at March 31, 2024 and December 31, 2023, respectively)	1,196	1,175
Additional paid-in capital	1,237,283	1,185,100
Treasury stock (at cost: 882 and 356 shares at March 31, 2024 and December 31, 2023, respectively)	(39,925)	(14,934)
Accumulated other comprehensive (loss) income	(185)	38
Accumulated deficit	(839,421)	(825,035)
Total stockholders’ equity	358,948	346,344
Total liabilities and stockholders’ equity	$1,567,022	$1,606,871

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(14,386)	$(25,097)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,232	6,365
Stock-based compensation	39,719	34,117
Net accretion of discounts and amortization of premiums on short-term investments	(2,284)	(1,553)
Amortization of debt issuance costs	329	307
Other	1,611	(310)
Changes in operating assets and liabilities:
Accounts receivable	63,437	64,439
Prepaid expenses and other assets	5,216	(2,776)
Accounts payable, accrued expenses and accrued compensation	(22,017)	(12,665)
Deferred revenue	(27,789)	(22,534)
Other current and noncurrent liabilities	(1,742)	(1,547)
Net cash provided by operating activities	50,326	38,746

Cash flows from investing activities:
Purchases of property and equipment	(665)	(387)
Capitalized software development costs	(2,532)	(1,023)
Purchases of short-term investments	(77,465)	(48,749)
Sales and maturities of short-term investments	65,570	61,299
Proceeds from other investments	3,512	—
Net cash (used in) provided by investing activities	(11,580)	11,140

Cash flows from financing activities:
Payments on term loan	(938)	(938)
Proceeds from stock issued in connection with the employee stock purchase plan	9,884	9,914
Proceeds from the exercise of stock options	1,874	942
Purchase of treasury stock	(24,991)	—
Other financing activities	—	(128)
Net cash (used in) provided by financing activities	(14,171)	9,790
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,730)	(108)
Net increase in cash and cash equivalents and restricted cash	22,845	59,568
Cash and cash equivalents and restricted cash at beginning of period	237,132	300,866
Cash and cash equivalents and restricted cash at end of period	$259,977	$360,434

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended March 31,
(in thousands)	2024	2023
Subscription revenue	$197,635	$171,098
Perpetual license and maintenance revenue	12,156	12,181
Professional services and other revenue	6,170	5,560
Revenue(1)	$215,961	$188,839
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 96% and 95% of revenue in the three months ended March 31, 2024 and 2023, respectively.

Calculated Current Billings	Three Months Ended March 31,
(in thousands)	2024	2023
Revenue	$215,961	$188,839
Deferred revenue (current), end of period	562,575	490,076
Deferred revenue (current), beginning of period	(580,779)	(502,115)
Calculated current billings	$197,757	$176,800

Remaining Performance Obligations	March 31,
(in thousands)	2024	2023
Remaining performance obligations, short-term	$572,851	$499,106
Remaining performance obligations, long-term	169,560	155,588
Remaining performance obligations	$742,411	$654,694

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$50,326	$38,746
Purchases of property and equipment	(665)	(387)
Capitalized software development costs	(2,532)	(1,023)
Free cash flow(1)	47,129	37,336
Cash paid for interest and other financing costs	7,611	6,820
Unlevered free cash flow(1)	$54,740	$44,156
________________
(1)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended March 31,
(in thousands)	2024	2023
Employee stock purchase plan activity	$(6,332)	$(4,690)
Acquisition-related expenses	(466)	(238)
Restructuring	(3,822)	—

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Loss from operations	$(8,930)	$(19,156)
Stock-based compensation	39,719	34,117
Acquisition-related expenses	161	100
Restructuring	1,389	—
Amortization of acquired intangible assets	4,669	3,080
Non-GAAP income from operations	$37,008	$18,141
Operating margin	(4)%	(10)%
Non-GAAP operating margin	17%	10%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net loss	$(14,386)	$(25,097)
Stock-based compensation	39,719	34,117
Tax impact of stock-based compensation(1)	(1,077)	917
Acquisition-related expenses(2)	161	100
Restructuring(2)	1,389	—
Amortization of acquired intangible assets(3)	4,669	3,080
Tax impact of acquisitions	(35)	(54)
Non-GAAP net income	$30,440	$13,063

Net loss per share, diluted	$(0.12)	$(0.22)
Stock-based compensation	0.34	0.30
Tax impact of stock-based compensation(1)	(0.01)	—
Acquisition-related expenses(2)	—	—
Restructuring(2)	0.01	—
Amortization of acquired intangible assets(3)	0.04	0.03
Tax impact of acquisitions	—	—
Adjustment to diluted earnings per share(4)	(0.01)	—
Non-GAAP earnings per share, diluted	$0.25	$0.11

Weighted-average shares used to compute GAAP net loss per share, diluted	117,542	113,791

Weighted-average shares used to compute non-GAAP earnings per share, diluted	123,266	119,264
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and restructuring expenses are not material.
(3)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(4)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Gross profit	$167,029	$143,333
Stock-based compensation	2,982	2,625
Amortization of acquired intangible assets	4,669	3,080
Non-GAAP gross profit	$174,680	$149,038
Gross margin	77%	76%
Non-GAAP gross margin	81%	79%

Non-GAAP Sales and Marketing Expense	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Sales and marketing expense	$99,825	$97,191
Less: Stock-based compensation	15,300	14,394
Non-GAAP sales and marketing expense	$84,525	$82,797
Non-GAAP sales and marketing expense % of revenue	39%	44%

Non-GAAP Research and Development Expense	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Research and development expense	$43,727	$38,183
Less: Stock-based compensation	11,161	8,865
Less: Acquisition-related expenses	(20)	—
Non-GAAP research and development expense	$32,586	$29,318
Non-GAAP research and development expense % of revenue	15%	16%

Non-GAAP General and Administrative Expense	Three Months Ended March 31,
(dollars in thousands)	2024	2023
General and administrative expense	$31,018	$27,115
Less: Stock-based compensation	10,276	8,233
Less: Acquisition-related expenses	181	100
Non-GAAP general and administrative expense	$20,561	$18,782
Non-GAAP general and administrative expense % of revenue	10%	10%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending June 30, 2024		Year Ending December 31, 2024
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(19.1)	$(17.1)	$(36.3)	$(31.3)
Forecasted stock-based compensation	41.3	41.3	166.9	166.9
Forecasted acquisition-related expenses	—	—	0.2	0.2
Forecasted restructuring	7.1	7.1	8.5	8.5
Forecasted amortization of acquired intangible assets	4.7	4.7	18.7	18.7
Forecasted non-GAAP income from operations	$34.0	$36.0	$158.0	$163.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending June 30, 2024		Year Ending December 31, 2024
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(26.1)	$(24.1)	$(62.5)	$(57.5)
Forecasted stock-based compensation	41.3	41.3	166.9	166.9
Forecasted tax impact of stock-based compensation	1.1	1.1	3.4	3.4
Forecasted acquisition-related expenses	—	—	0.2	0.2
Forecasted restructuring	7.1	7.1	8.5	8.5
Forecasted amortization of acquired intangible assets	4.7	4.7	18.7	18.7
Forecasted tax impact of acquisitions	(0.1)	(0.1)	(0.2)	(0.2)
Forecasted non-GAAP net income	$28.0	$30.0	$135.0	$140.0

Forecasted net loss per share, diluted(1)	$(0.22)	$(0.20)	$(0.53)	$(0.48)
Forecasted stock-based compensation	0.35	0.35	1.40	1.40
Forecasted tax impact of stock-based compensation	0.01	0.01	0.03	0.03
Forecasted acquisition-related expenses	—	—	—	—
Forecasted restructuring	0.06	0.06	0.07	0.07
Forecasted amortization of acquired intangible assets	0.04	0.04	0.16	0.16
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(2)	(0.02)	(0.02)	(0.05)	(0.06)
Forecasted non-GAAP earnings per share, diluted	$0.22	$0.24	$1.08	$1.12

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	119.0	119.0	119.0	119.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	124.5	124.5	125.0	125.0
________________
(1)    The forecasted GAAP net loss assumes income tax expense of $4.1 million and $15.5 million in the three months ending June 30, 2024 and year ending December 31, 2024, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2024
(in millions)	Low	High
Forecasted net cash provided by operating activities	$202.0	$212.0
Forecasted purchases of property and equipment	(7.3)	(7.3)
Forecasted capitalized software development costs	(6.0)	(6.0)
Forecasted free cash flow	188.7	198.7
Forecasted cash paid for interest and other financing costs	31.3	31.3
Forecasted unlevered free cash flow	$220.0	$230.0